UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2017

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 if this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 if this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On October 27, 2017, Alexander & Baldwin, Inc. (the “Company”) held a special meeting of its shareholders at which its shareholders approved (i) the Agreement and Plan of Merger, dated as of July 10, 2017, by and between the Company, Alexander & Baldwin REIT Holdings, Inc. and A&B REIT Merger Corporation, which is being implemented in connection with the Company’s previously announced conversion to a real estate investment trust (the “Holding Company Merger Proposal”), and (ii) the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the Holding Company Merger Proposal (the “Adjournment Proposal”). The number of votes for or against, as well as the number of abstentions and broker non-votes, as to each matter voted upon at the special meeting of shareholders were as follows:

(i) Holding Company Merger Proposal	For	Against	Abstain	Broker Non-Votes
	40,395,733	35,497	81,426	—

(ii) Adjournment Proposal	For	Against	Abstain	Broker Non-Votes
	37,569,129	2,745,649	197,878	—

It was not necessary to adjourn the special meeting, as there were sufficient votes at the originally scheduled time of the special meeting to approve the Holding Company Merger Proposal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER & BALDWIN, INC.

/s/ James E. Mead
James E. Mead
Chief Financial Officer

Dated:    October 30, 2017